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EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of SBE, Inc. on Form S-8 (File No. 33-42629) of our report dated November 18, 1998 on our audits of the consolidated financial statements and financial statement schedule of the Company as of October 31, 1998 and 1997 and for the years ended October 31, 1998, 1997 and 1996, which report is included in this 1998 Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers  LLP

San  Francisco,  California
January  28,  1998

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